QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We consent to the use in Amendment No. 3 to Registration Statement No. 333-114975 of Interactive Health, Inc. of our report dated February 4, 2003, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 4, 2003 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

              We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Los Angeles, California
January 5, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM